EXHIBIT 99.1

Investor Relations:
Kathleen Bela
Juniper Networks, Inc.
(408) 936-7804
kbela@juniper.net

Media Relations:

Melanie Branon
Juniper Networks, Inc
(408) 936-2632
mbranon@juniper.net

JUNIPER NETWORKS REPORTS PRELIMINARY SECOND QUARTER 2009 FINANCIAL RESULTS

•	Q2 Revenue: $786.4 million, up 3% quarter over quarter

•	Q2 Operating Margin: 12.2% GAAP; 18.1% non-GAAP

•	Q2 GAAP Net Income Per Share: $0.03 diluted (reflects a non-recurring income tax charge of $52.1 million, or $0.10 per diluted share)

•	Q2 Non-GAAP Net Income Per Share: $0.19 diluted, up 12% quarter over quarter

SUNNYVALE, Calif., July 23, 2009 – Juniper Networks, Inc. (NASDAQ: JNPR) today reported preliminary financial results for the three months ended June 30, 2009.

Net revenues for the second quarter of 2009 increased 3% to $786.4 million from $764.2 million reported in the first quarter of 2009 and declined 11% on a year-over-year basis. The Company posted GAAP net income of $14.8 million, or $0.03 per diluted share, and non-GAAP net income of $103.8 million, or $0.19 per diluted share. GAAP net income includes a non-recurring income tax charge of $52.1 million, or $0.10 per diluted share, related to a change in the tax treatment of stock-based compensation in research and development cost sharing arrangements for certain U.S. multinational companies due to a federal appellate court ruling in the second quarter of 2009. Non-GAAP net income per share represents an increase of 12% quarter-over-quarter from the $0.17 per diluted share reported for the first quarter of 2009 and a decrease of 32% from the $0.28 per diluted share reported for the second quarter of 2008. The reconciliation between GAAP and non-GAAP results of operations is provided in a table immediately following the Net Revenues by Reportable Segment table below.

“We continue to take a disciplined approach to controlling operating expenses as we navigate this challenging economic period,” said Kevin Johnson, Juniper’s Chief Executive Officer. “With service provider sales relatively flat quarter-over-quarter, our sequential revenue increase was supported by double digit quarter-over-quarter growth in the enterprise market.  A solid product portfolio, compelling value proposition, and improved sales and marketing execution are enabling us to expand and diversify our customer base.”

Juniper’s operating margin for the second quarter of 2009 increased to 12.2% on a GAAP basis from 10.6% in the first quarter of 2009, and decreased from 18.3% in the prior year second quarter. Non-GAAP operating margin for the second quarter of 2009 increased to 18.1% from 16.4% in the first quarter of 2009 and decreased from 23.6% in the prior year second quarter.

Juniper generated net cash from operations for the second quarter of 2009 of $148.7 million, compared to net cash provided by operations of $163.9 million in the first quarter.

Capital expenditures as well as depreciation and amortization expense during the second quarter of 2009 were $45.2 million and $37.8 million, respectively.

“Juniper continues to execute well and deliver on its commitments to improving our overall cost structure and driving operational excellence, and this translated to higher earnings and good free cash flows in the second quarter,” said Robyn Denholm, Juniper’s Chief Financial Officer.  “As we move forward, we will maintain our focus on balancing our long term investments in our product roadmap as well as operating as leanly and efficiently as we can as a company.”

Juniper Networks will host a conference call web cast today, July 23, 2009 at 1:45 p.m. (Pacific Time), to be broadcasted live over the Internet at: http://www.juniper.net/company/investor/conferencecall.html.

To participate via telephone, in the U.S. the toll free dial-in number is 877-407-8033; outside of the U.S. dial 201-689-8033. Please call ten minutes prior to the scheduled conference call time. The webcast replay of the conference call will be archived on the Juniper Networks website until September 14, 2009.

About Juniper Networks, Inc.

Juniper Networks, Inc. is the leader in high-performance networking. Juniper offers a high-performance network infrastructure that creates a responsive and trusted environment for accelerating the deployment of services and applications over a single network. This fuels high-performance businesses. Additional information can be found at www.juniper.net.

Juniper Networks, JUNOS and the Juniper Networks logo are registered trademarks of Juniper Networks, Inc. in the United States and other countries. All other trademarks, service marks, registered trademarks, or registered service marks are the property of their respective owners.

Statements in this release concerning Juniper Networks’ business outlook, future financial and operating results, and overall future prospects are forward-looking statements that involve a number of uncertainties and risks. Actual results could differ materially from those anticipated in those forward-looking statements as a result of certain factors, including: general economic conditions globally or regionally; business and economic conditions in the networking industry; changes in overall technology spending; the network capacity requirements of communication service providers; contractual terms that may result in the deferral of revenue; increases in and the effect of competition; the timing of orders and their fulfillment; manufacturing and supply chain constraints; ability to establish and maintain relationships with distributors and resellers; variations in the expected mix of products sold; changes in customer mix; changes in geography mix; customer and industry analyst perceptions of Juniper Networks and its technology, products and future prospects; delays in scheduled product availability; market acceptance of Juniper Networks products and services; rapid technological and market change; adoption of regulations or standards affecting Juniper Networks products, services or the networking industry; the ability to successfully acquire, integrate and manage businesses and technologies; product defects, returns or vulnerabilities; the ability to recruit and retain key personnel; significant effects of tax legislation and judicial or administrative interpretation of tax regulations; currency fluctuations; litigation; and other factors listed in Juniper Networks’ most recent report on Form 10-Q filed with the Securities and Exchange Commission. All statements made in this press release are made only as of the date set forth at the beginning of this release. Juniper Networks undertakes no obligation to update the information in this release in the event facts or circumstances subsequently change after the date of this press release.

Juniper Networks believes that the presentation of non-GAAP financial information provides important supplemental information to management and investors regarding financial and business trends relating to the company’s financial condition and results of operations. For further information regarding why Juniper Networks believes that these non-GAAP measures provide useful information to investors, the specific manner in which management uses these measures, and some of the limitations associated with the use of these measures, please refer to the discussion below.

Juniper Networks, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
Net revenues:
Product	$606,959	$723,917	$1,194,822	$1,398,131
Service	179,404	155,117	355,724	303,790

Total net revenues	786,363	879,034	1,550,546	1,701,921
Cost of revenues:
Product	207,576	215,134	400,637	406,925
Service	78,385	74,147	153,836	147,192

Total cost of revenues	285,961	289,281	554,473	554,117

Gross margin	500,402	589,753	996,073	1,147,804
Operating expenses:
Research and development	183,894	186,357	369,294	357,003
Sales and marketing	170,575	190,338	351,818	376,286
General and administrative	39,175	35,609	78,386	69,243
Amortization of purchased intangible assets	3,539	7,999	7,929	33,128
Restructuring charges	7,529	—	11,758	—
Other charges	—	9,000	—	9,000

Total operating expenses	404,712	429,303	819,185	844,660

Operating income	95,690	160,450	176,888	303,144
Interest and other income, net	2,898	13,187	4,848	30,777
Loss on minority equity investments	(1,625)	(1,499)	(3,311)	(1,499)

Income before income taxes	96,963	172,138	178,425	332,422
Provision for income taxes	82,194	51,728	168,116	101,657

Net income	$14,769	$120,410	$10,309	$230,765

Net income per share:
Basic	$0.03	$0.23	$0.02	$0.44

Diluted	$0.03	$0.22	$0.02	$0.41

Shares used in computing net income per share:
Basic	523,105	528,963	523,754	526,435

Diluted	532,850	559,328	531,624	561,566

Juniper Networks, Inc.
Stock-Based Compensation by Category
(in thousands)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
Cost of revenues – Product	$863	$687	$1,922	$1,471
Cost of revenues – Service	2,794	2,251	5,609	4,596
Research and development	14,981	11,994	29,661	22,141
Sales and marketing	10,341	9,102	20,185	15,807
General and administrative	4,550	3,312	9,714	6,061

Total	$33,529	$27,346	$67,091	$50,076

Juniper Networks, Inc.
Stock-Based Compensation Related Payroll Tax by Category
(in thousands)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
Cost of revenues – Product	$14	$35	$16	$58
Cost of revenues – Service	44	97	56	182
Research and development	156	394	187	602
Sales and marketing	191	666	393	1,396
General and administrative	31	54	43	104

Total	$436	$1,246	$695	$2,342

Juniper Networks, Inc.
Net Revenues by Reportable Segment
(in thousands)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
Infrastructure — Product	$469,888	$575,949	$924,244	$1,104,610
Infrastructure — Service	114,057	96,517	226,845	189,687

Total Infrastructure	$583,945	$672,466	$1,151,089	$1,294,297

Service Layer Technologies — Product	$137,071	$147,968	$270,578	$293,521
Service Layer Technologies — Service	65,347	58,600	128,879	114,103

Total Service Layer Technologies	$202,418	$206,568	$399,457	$407,624

Total Infrastructure and Service Layer Technologies	$786,363	$879,034	$1,550,546	$1,701,921

Juniper Networks, Inc.
Reconciliation between GAAP and non-GAAP Financial Measures
(in thousands, except percentages)
(unaudited)

		Three Months Ended		Six Months Ended
		June 30,		June 30,
		2009	2008	2009	2008
GAAP Cost of revenues – Product		$207,576	$215,134	$400,637	$406,925
Stock-based compensation expense	C	(863)	(687)	(1,922)	(1,471)
Stock-based compensation related payroll tax	C	(14)	(35)	(16)	(58)
Amortization of purchased intangible assets	A	(1,369)	(1,369)	(2,738)	(2,738)

Non-GAAP Cost of revenues – Product		205,330	213,043	395,961	402,658

GAAP Cost of revenues – Service		78,385	74,147	153,836	147,192
Stock-based compensation expense	C	(2,794)	(2,251)	(5,609)	(4,596)
Stock-based compensation related payroll tax	C	(44)	(97)	(56)	(182)

Non-GAAP Cost of revenues – Service		75,547	71,799	148,171	142,414

GAAP Gross margin — Product		399,383	508,783	794,185	991,206
Stock-based compensation expense	C	863	687	1,922	1,471
Stock-based compensation related payroll tax	C	14	35	16	58
Amortization of purchased intangible assets	A	1,369	1,369	2,738	2,738

Non-GAAP Gross margin — Product		401,629	510,874	798,861	995,473

GAAP Product gross margin as a % of product revenue		65.8%	70.3%	66.5%	70.9%
Stock-based compensation expense as a % of product revenue	C	0.2%	0.1%	0.2%	0.1%
Stock-based compensation related payroll tax as a % of product revenue	C	—	—	—	—
Amortization of purchased intangible assets as a % of product revenue	A	0.2%	0.2%	0.2%	0.2%

Non-GAAP Product gross margin as a % of product revenue		66.2%	70.6%	66.9%	71.2%

GAAP Gross margin — Service		101,019	80,970	201,888	156,598
Stock-based compensation expense	C	2,794	2,251	5,609	4,596
Stock-based compensation related payroll tax	C	44	97	56	182

Non-GAAP Gross margin — Service		103,857	83,318	207,553	161,376

GAAP Service gross margin as a % of service revenue		56.3%	52.2%	56.8%	51.5%
Stock-based compensation expense as a % of service revenue	C	1.6%	1.5%	1.5%	1.5%
Stock-based compensation related payroll tax as a % of service revenue	C	—	—	—	0.1%

Non-GAAP Service gross margin as a % of service revenue		57.9%	53.7%	58.3%	53.1%

Juniper Networks, Inc.
Reconciliation between GAAP and non-GAAP Financial Measures
(in thousands, except percentages)
(unaudited)

		Three Months Ended		Six Months Ended
		June 30,		June 30,
		2009	2008	2009	2008
GAAP Gross margin		$500,402	$589,753	$996,073	$1,147,804
Stock-based compensation expense	C	3,657	2,938	7,531	6,067
Stock-based compensation related payroll tax	C	58	132	72	240
Amortization of purchased intangible assets	A	1,369	1,369	2,738	2,738

Non-GAAP Gross margin		505,486	594,192	1,006,414	1,156,849

GAAP Gross margin as a % of revenue		63.6%	67.1%	64.2%	67.4%
Stock-based compensation expense as a % of revenue	C	0.5%	0.3%	0.5%	0.4%
Stock-based compensation related payroll tax as a % of revenue	C	—	—	—	—
Amortization of purchased intangible assets as a % of revenue	A	0.2%	0.2%	0.2%	0.2%

Non-GAAP Gross margin as a % of revenue		64.3%	67.6%	64.9%	68.0%

GAAP Research and development expense		183,894	186,357	369,294	357,003
Stock-based compensation expense	C	(14,981)	(11,994)	(29,661)	(22,141)
Stock-based compensation related payroll tax	C	(156)	(394)	(187)	(602)
Non-GAAP Research and development expense		168,757	173,969	339,446	334,260

GAAP Sales and marketing expense		170,575	190,338	351,818	376,286
Stock-based compensation expense	C	(10,341)	(9,102)	(20,185)	(15,807)
Stock-based compensation related payroll tax	C	(191)	(666)	(393)	(1,396)
Non-GAAP Sales and marketing expense		160,043	180,570	331,240	359,083

GAAP General and administrative expense		39,175	35,609	78,386	69,243
Stock-based compensation expense	C	(4,550)	(3,312)	(9,714)	(6,061)
Stock-based compensation related payroll tax	C	(31)	(54)	(43)	(104)

Non-GAAP General and administrative expense		34,594	32,243	68,629	63,078

GAAP Operating expense		404,712	429,303	819,185	844,660
Stock-based compensation expense	C	(29,872)	(24,408)	(59,560)	(44,009)
Stock-based compensation related payroll tax	C	(378)	(1,114)	(623)	(2,102)
Amortization of purchased intangible assets	A	(3,539)	(7,999)	(7,929)	(33,128)
Restructuring charges	B	(7,529)	—	(11,758)	—
Other charges — litigation settlement	B	—	(9,000)	—	(9,000)

Non-GAAP Operating expense		$363,394	$386,782	$739,315	$756,421

Juniper Networks, Inc.
Reconciliation between GAAP and non-GAAP Financial Measures
(in thousands, except percentages)
(unaudited)

		Three Months Ended		Six Months Ended
		June 30,		June 30,
		2009	2008	2009	2008
GAAP Operating income		$95,690	$160,450	$176,888	$303,144
Stock-based compensation expense	C	33,529	27,346	67,091	50,076
Stock-based compensation related payroll tax	C	436	1,246	695	2,342
Amortization of purchased intangible assets	A	4,908	9,368	10,667	35,866
Restructuring charges	B	7,529	—	11,758	—
Other charges — litigation settlement	B	—	9,000	—	9,000

Non-GAAP Operating income		142,092	207,410	267,099	400,428

GAAP Operating margin		12.2%	18.3%	11.4%	17.8%
Stock-based compensation expense as a % of revenue	C	4.3%	3.1%	4.3%	2.9%
Stock-based compensation related payroll tax as a % of revenue	C	—	0.1%	—	0.1%
Amortization of purchased intangible assets as a % of revenue	A	0.6%	1.1%	0.7%	2.1%
Restructuring charges as a % of revenue	B	1.0%	—	0.8%	—
Other charges — litigation settlement as a % of revenue	B	—	1.0%	—	0.6%

Non-GAAP Operating margin		18.1%	23.6%	17.2%	23.5%

GAAP Other income and expense, net		1,273	11,688	1,537	29,278
Loss on minority equity investments	B	1,625	1,499	3,311	1,499

Non-GAAP Other income and expense, net		2,898	13,187	4,848	30,777

GAAP Provision for income tax		82,194	51,728	168,116	101,657
Non-recurring income tax charge	B	(52,124)	—	(52,124)	—
Valuation allowance on deferred tax assets	B	—	—	(61,755)	—
Income tax effect of non-GAAP exclusions	B	11,120	12,245	22,336	23,392

Non-GAAP Provision for income tax		41,190	63,973	76,573	125,049

Non-GAAP Income tax rate		28.4%	29.0%	28.2%	29.0%

Non-GAAP Income before income taxes*		$144,990	$220,597	$271,947	$431,205

• Consists of non-GAAP operating income plus non-GAAP net other income and expense.

Juniper Networks, Inc.
Reconciliation between GAAP and non-GAAP Financial Measures
(in thousands, except per share amounts and percentages)
(unaudited)

		Three Months Ended		Six Months Ended
		June 30,		June 30,
		2009	2008	2009	2008
GAAP Net income		$14,769	$120,410	$10,309	$230,765
Stock-based compensation expense	C	33,529	27,346	67,091	50,076
Stock-based compensation related payroll tax	C	436	1,246	695	2,342
Amortization of purchased intangible assets	A	4,908	9,368	10,667	35,866
Restructuring charges	B	7,529	—	11,758	—
Other charges — litigation settlement	B	—	9,000	—	9,000
Loss on minority equity investments	B	1,625	1,499	3,311	1,499
Non-recurring income tax charge	B	52,124	—	52,124	—
Valuation allowance on deferred tax assets	B	—	—	61,755	—
Income tax effect of non-GAAP exclusions	B	(11,120)	(12,245)	(22,336)	(23,392)

Non-GAAP Net income		$103,800	$156,624	$195,374	$306,156

Non-GAAP Net income per share:
Basic	D	$0.20	$0.30	$0.37	$0.58

Diluted	D	$0.19	$0.28	$0.37	$0.55

Shares used in computing non-GAAP net income per share:
Basic	D	523,105	528,963	523,754	526,435

Diluted	D	532,850	559,328	531,624	561,566

GAAP Net income as a % of revenue		1.9%	13.7%	0.7%	13.6%
Stock-based compensation expense as a % of revenue	C	4.3%	3.1%	4.3%	2.9%
Stock-based compensation related payroll tax as a % of revenue	C	—	0.1%	—	0.1%
Amortization of purchased intangible assets as a % of revenue	A	0.6%	1.1%	0.7%	2.1%
Restructuring charges as a % of revenue	B	1.0%	—	0.8%	—
Other charges — litigation settlement as a % of revenue	B	—	1.0%	—	0.6%
Loss on minority equity investments	B	0.2%	0.2%	0.2%	0.1%
Non-recurring income tax charge as a % of revenue	B	6.6%	—	3.3%	—
Valuation allowance on deferred tax assets as a % of revenue	B	—	—	4.0%	—
Income tax effect of non-GAAP exclusions as a % of revenue	B	(1.4)%	(1.4)%	(1.4)%	(1.4)%

Non-GAAP Net income as a % of revenue		13.2%	17.8%	12.6%	18.0%

Discussion of Non-GAAP Financial Measures

The table above includes the following non-GAAP financial measures from our Condensed Consolidated Statements of Operations: cost of product revenue; cost of service revenue; product gross margin, product gross margin as a percentage of product revenue; service gross margin; service gross margin as a percentage of service revenue; gross margin; gross margin as a percentage of revenue; research and development expense; sales and marketing expense; general and administrative expense; operating expense; operating income; operating margin; net other income and expense; income before income taxes; provision for income taxes; income tax rate; net income; net income per share and net income as a percentage of revenue. These measures are not presented in accordance with, nor are they a substitute for, U.S. generally accepted accounting principles, or GAAP. In addition, these measures may be different from non-GAAP measures used by other companies, limiting their usefulness for comparison purposes. The non-GAAP financial measures used in the table above should not be considered in isolation from measures of financial performance prepared in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, many of the adjustments to our GAAP financial measures reflect the exclusion of items that are recurring and will be reflected in our financial results for the foreseeable future.

We utilize a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of our business, in making operating decisions, forecasting and planning for future periods, and determining payments under compensation programs. We consider the use of the non-GAAP measures presented above to be helpful in assessing the performance of the continuing operation of our business. By continuing operations we mean the ongoing revenue and expenses of the business excluding certain items that render comparisons with prior periods or analysis of on-going operating trends more difficult, such as expenses not directly related to the actual cash costs of development, sale, delivery or support of our products and services, or expenses that are reflected in periods unrelated to when the actual amounts were incurred or paid. Consistent with this approach, we believe that disclosing non-GAAP financial measures to the readers of our financial statements provides such readers with useful supplemental data that, while not a substitute for financial measures prepared in accordance with GAAP, allows for greater transparency in the review of our financial and operational performance. In addition, we have historically reported non-GAAP results to the investment community and believe that continuing to provide non-GAAP measures provides investors with a tool for comparing results over time. In assessing the overall health of our business for the periods covered by the tables above and, in particular, in evaluating the financial line items presented in the table above, we have excluded items in the following three general categories, each of which are described below: Acquisition-Related Expenses, Other Items, and Stock-Based Compensation Related Items. We also provide additional detail below regarding the shares used to calculate our non-GAAP net income per share. Notes identified for line items in the table above correspond to the appropriate note description below.

Note A: Acquisition-Related Expenses. We exclude certain expense items resulting from acquisitions including the following, when applicable: (i) amortization of purchased intangible assets associated with our acquisitions; (ii) compensation related to acquisitions; and (iii) acquisition-related charges. The amortization of purchased intangible assets associated with our acquisitions results in our recording expenses in our GAAP financial statements that were already expensed by the acquired company before the acquisition and for which we have not expended cash. Moreover, had we internally developed the products acquired, the amortization of intangible assets, and the expenses of uncompleted research and development would have been expensed in prior periods. Accordingly, we analyze the performance of our operations in each period without regard to such expenses. In addition, acquisitions result in non-continuing operating expenses, which would not otherwise have been incurred by us in the normal course of our business operations. For example, we have incurred deferred compensation charges related to assumed options and transition and integration costs such as retention bonuses and acquisition-related milestone payments to acquired employees. We believe that providing non-GAAP information for acquisition-related expense items in addition to the corresponding GAAP information allows the users of our financial statements to better review and understand the historic and current results of our continuing operations, and also facilitates comparisons to less acquisitive peer companies.

Note B: Other Items. We exclude certain other items that are the result of either unique or unplanned events including the following, when applicable: (i) restructuring and related costs; (ii) impairment charges; (iii) gain or loss on legal settlement, net of related transaction costs; (iv) retroactive impacts of certain tax settlements; (v) significant effects of tax legislation and judicial or administrative interpretation of tax regulations; (vi) gain or loss on equity investments; and (vii) the income tax effect on our financial statements of excluding items related to our non-GAAP financial measures. It is difficult to estimate the amount or timing of these items in advance. Restructuring and impairment charges result from events, which arise from unforeseen circumstances, which often occur outside of the ordinary course of continuing operations. Although these events are reflected in our GAAP financials, these unique transactions may limit the comparability of our on-going operations with prior and future periods. In the case of legal settlements, these gains or losses are recorded in the period in which the matter is concluded or resolved even though the subject matter of the underlying dispute may relate to multiple or different periods. As such, we believe that these expenses do not accurately reflect the underlying performance of our continuing operations for the period in which they are incurred. Similarly, the retroactive impacts of certain tax settlements and significant effects of retroactive tax legislation are unique events that occur in periods that are generally unrelated to the level of business activity to which such settlement or legislation applies.  We believe this limits comparability with prior periods and that these expenses do not accurately reflect the underlying performance of our continuing business operations for the period in which they are incurred. Whether we realize gains or losses on equity investments is based primarily on the performance and market value of those independent companies. Accordingly, we believe that these gains and losses do not reflect the underlying performance of our continuing operations. We also believe providing financial information with and without the income tax effect of excluding items related to our non-GAAP financial measures provide our management and users of the financial statements with better clarity regarding the on-going performance and future liquidity of our business. Because of these factors, we assess our operating performance both with these amounts included and excluded, and by providing this information, we believe the users of our financial statements are better able to understand the financial results of what we consider our continuing operations.

Note C: Stock-Based Compensation Related Items. We provide non-GAAP information relative to our expense for stock-based compensation and related payroll tax. We began to include stock-based compensation expense in our GAAP financial measures in accordance with Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment, (“SFAS 123R”) in January 2006. Because of varying available valuation methodologies, subjective assumptions and the variety of award types, which affect the calculations of stock-based compensation, we believe that the exclusion of stock-based compensation allows for more accurate comparisons of our operating results to our peer companies. Further, we believe that excluding stock-based compensation expense allows for a more accurate comparison of our financial results to previous periods during which our equity-based awards were not required to be reflected in our income statement. Stock-based compensation is very different from other forms of compensation. A cash salary or bonus has a fixed and unvarying cash cost. For example, the expense associated with a $10,000 bonus is equal to exactly $10,000 in cash regardless of when it is awarded and who it is awarded by. In contrast, the expense associated with an award of an option for 1,000 shares of stock is unrelated to the amount of compensation ultimately received by the employee; and the cost to the company is based on a stock-based compensation valuation methodology and underlying assumptions that may vary over time and that does not reflect any cash expenditure by the company because no cash is expended. Furthermore, the expense associated with granting an employee an option is spread over multiple years unlike other compensation expenses which are more proximate to the time of award or payment. For example, we may be recognizing expense in a year where the stock option is significantly underwater and is not going to be exercised or generate any compensation for the employee. The expense associated with an award of an option for 1,000 shares of stock by us in one quarter may have a very different expense than an award of an identical number of shares in a different quarter. Finally, the expense recognized by us for such an option may be very different than the expense to other companies for awarding a comparable option, which makes it difficult to assess our operating performance relative to our competitors. Similar to stock-based compensation, payroll tax on stock option exercises is dependent on our stock price and the timing and exercise by employees of our stock-based compensation, over which our management has little control, and as such does not correlate to the operation of our business. Because of these unique characteristics of stock-based compensation and the related payroll tax, management excludes these expenses when analyzing the organization’s business performance. We also believe that presentation of such non-GAAP information is important to enable readers of our financial statements to compare current period results with periods prior to the adoption of SFAS 123R.

Note D: Non-GAAP Net Income Per Share Items. We provide basic non-GAAP net income per share and diluted non-GAAP net income per share. The basic non-GAAP net income per share amount was calculated based on our non-GAAP net income and the weighted-average number of shares outstanding during the reporting period. The diluted non-GAAP income per share included additional dilution from potential issuance of common stock, except when such issuances would be anti-dilutive.

Juniper Networks, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	June 30, 2009	December 31, 2008
ASSETS
Current assets:
Cash and cash equivalents	$1,554,151	$2,019,084
Short-term investments	423,955	172,896
Accounts receivable, net of allowances	429,130	429,970
Deferred tax assets, net	138,326	145,230
Prepaid expenses and other current assets	49,587	49,026

Total current assets	2,595,149	2,816,206
Property and equipment, net	448,296	436,433
Long-term investments	420,498	101,415
Restricted cash	44,704	43,442
Purchased intangible assets, net	18,594	28,861
Goodwill	3,658,602	3,658,602
Long-term deferred tax assets, net	8,695	71,079
Other long-term assets	31,224	31,303

Total assets	$7,225,762	$7,187,341

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$236,529	$249,854
Accrued compensation	149,697	160,471
Accrued warranty	35,771	40,090
Deferred revenue	495,966	459,749
Income taxes payable	35,672	33,047
Other accrued liabilities	108,210	113,399

Total current liabilities	1,061,845	1,056,610
Long-term deferred revenue	152,622	130,514
Long-term income tax payable	161,050	78,164
Other long-term liabilities	33,416	20,648
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.00001 par value	5	5
Additional paid-in capital	8,881,808	8,811,497
Accumulated other comprehensive loss	(521)	(4,245)
Accumulated deficit	(3,064,463)	(2,905,852)

Total stockholders’ equity	5,816,829	5,901,405

Total liabilities and stockholders’ equity	$7,225,762	$7,187,341

Juniper Networks, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Six Months Ended
	June 30,
	2009	2008
Cash flow from operating activities:
Net income	$10,309	$230,765
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	75,355	95,764
Stock-based compensation	67,091	50,073
Loss on minority equity investment	3,311	1,499
Excess tax benefit from employee stock option plans	7,197	(6,224)
Deferred income taxes	69,288	(9,411)
Other non-cash charges	—	772
Changes in operating assets and liabilities:
Accounts receivable, net	840	(44,032)
Prepaid expenses and other assets	(6,116)	2,181
Accounts payable	(10,488)	9,445
Accrued compensation	(10,774)	(2,659)
Income tax payable	37,412	39,222
Other accrued liabilities	10,796	8,506
Deferred revenue	58,325	79,543

Net cash provided by operating activities	312,546	455,444
Cash flow from investing activities:
Purchases of property and equipment, net	(79,424)	(80,847)
Purchases of available-for-sale investments	(811,449)	(214,625)
Proceeds from sales of available-for-sale investments	109,820	47,107
Proceeds from maturities of available-for-sale investments	137,050	157,324
Change in restricted cash	(1,275)	(2,565)
Minority equity investments	(1,191)	(2,000)

Net cash used in investing activities	(646,469)	(95,606)
Cash flow from financing activities:
Proceeds from issuance of common stock	50,678	77,095
Purchases and retirement of common stock	(169,370)	(121,275)
Net (payments) proceeds from distributor financing arrangement	(5,121)	2,689
Redemption of convertible debt	—	(276)
Excess tax benefit from employee stock option plans	(7,197)	6,224

Net cash used in financing activities	(131,010)	(35,543)

Net (decrease) increase in cash and cash equivalents	(464,933)	324,295
Cash and cash equivalents at beginning of period	2,019,084	1,716,110

Cash and cash equivalents at end of period	$1,554,151	$2,040,405

Supplemental Disclosure of Non-Cash Investing and Financing Activities:
Common stock issued in connection with conversion of the Senior Notes	$—	$399,153

Juniper Networks, Inc.
Cash, Cash Equivalents, Trading, and Available-For-Sale Investments
(in thousands)
(unaudited)

	June 30, 2009	December 31, 2008
Cash and cash equivalents	$1,554,151	$2,019,084
Short-term investments	423,955	172,896
Long-term investments	420,498	101,415

Total	$2,398,604	$2,293,395